Exhibit 99.1

Fidelity National Financial, Inc. Reports Fourth Quarter 2010 EPS of $0.58

Jacksonville, Fla. - (January 27, 2011) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, specialty insurance and information services, today reported operating results for the three-month and twelve-month periods ended December 31, 2010.

	Three Months Ended	Three Months Ended
	December 31, 2010	December 31, 2009
Total revenue	$1.61 billion	$1.46 billion
Net earnings attributable to common shareholders	$ 130.8 million	$69.3 million
Net earnings per diluted share attributable to common shareholders	$0.58	$0.30
Cash flow from operations	$113.3 million	$12.6 million

	Twelve Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2009
Total revenue	$5.74 billion	$5.83 billion
Net earnings attributable to common shareholders	$ 370.1 million	$222.3 million
Net earnings per diluted share attributable to common shareholders	$1.61	$0.97
Cash flow from operations	$182.5 million	$380.3 million

The following are summary financial and operational results for the operating segments of FNF for the three-month and twelve-month periods ended December 31, 2010 and 2009:

Fidelity National Title Group (“FNT”)

	Three Months Ended	Three Months Ended
	December 31, 2010	December 31, 2009
Total revenue	$1.50 billion	$1.35 billion
Pre-tax earnings	$207.2 million	$110.8 million
Pre-tax margin	13.8%	8.2%

	Twelve Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2009
Total revenue	$5.15 billion	$5.41 billion
Pre-tax earnings	$491.0 million	$372.9 million
Pre-tax margin	9.5%	6.9%

Month	Direct Orders Opened	Direct Orders Closed
October 2010	236,700	151,800
November 2010	210,700	156,700
December 2010	163,900	163,400

Fourth Quarter 2010	611,300	471,900

Month	Direct Orders Opened	Direct Orders Closed
October 2009	207,300	133,700
November 2009	172,400	127,100
December 2009	170,900	139,800

Fourth Quarter 2009	550,600	400,600

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
4th Quarter 2010	18,900	12,600	$99.4	$7,900
4th Quarter 2009	18,200	13,000	$60.7	$4,700

•
The preceding table only includes commercial activity from FNF's commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.

Specialty Insurance

	Three Months Ended	Three Months Ended
	December 31, 2010	December 31, 2009
Total revenue	$96.9 million	$92.7 million
Pre-tax earnings (loss)	$(0.9) million	$8.6 million
Pre-tax margin	NA	9.3%

	Twelve Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2009
Total revenue	$404.3 million	$380.2 million
Pre-tax earnings	$27.3 million	$43.6 million
Pre-tax margin	6.8%	11.5%

“2010 was a successful year for FNF on a number of fronts,” said Chairman William P. Foley, II. “The title insurance business experienced strong refinance volumes due to the low mortgage interest rate environment and we continued to closely manage our expense levels, producing our strongest title earnings and pre-tax margin in a number of years. The fourth quarter was particularly strong with a 13.8% pre-tax margin. We remain the largest and most profitable title company in the country, and despite a potentially more challenging environment, we are focused on producing strong title insurance earnings in 2011.

“Our Specialty Insurance group generated lower earnings in 2010. Losses increased in the first quarter because of flooding in the Northeast and soot and smoke damage from California fires. In the fourth quarter, we incurred $13 million in losses due to a severe October hailstorm in Phoenix.

“We were able to generate meaningful gains from our other investments and portfolio companies. In the spring, we realized a $26 million pre-tax gain from the sale of MSX International bonds, a distressed debt investment. On a percentage basis, that was a 120% gain in approximately 12 months. In May, we also successfully closed the sale of our 32% equity ownership stake in Sedgwick, generating a pre-tax gain of approximately $98 million. The sale of Sedgwick clearly achieved our on-going goal of creating significant value for our shareholders, doubling our original investment, and was the culmination of a very successful four-year investment for FNF. Finally, we sold approximately half of our investment in FIS stock through that company's August tender offer, selling 1.6 million shares at the tender price of $29 for a $22 million pre-tax gain. We also own another 1.6 million shares of FIS with a current value of approximately $50 million.

“We own approximately 47% of Remy International, an auto parts manufacturer that recently completed a debt refinancing and a common stock rights offering. In December 2010, Remy closed on a new five-year credit facility and a new six-year term loan, using primarily the new term loan proceeds to repay its existing first, second and third lien term loans. In the January common stock rights offering, eligible Remy shareholders exercised rights for approximately 19.7 million shares of common stock resulting in proceeds of approximately $217 million, including the tender of approximately $93.5 million worth of Remy preferred stock. The debt refinancing and recent rights offering will reduce Remy's total debt plus preferred stock by $211 million, from $535 million to $324 million. Remy produced significantly improved financial results in 2010 and we are excited about the company's business outlook, simplified capital structure and significantly reduced fixed charge obligations resulting from the rights offering and the debt refinancing completed last December. We can now turn our focus to a number of strategic alternatives for Remy that could generate meaningful value for FNF shareholders during 2011. Ceridian is a 33% owned human resources, payroll, benefits and payments solution provider that spent much of 2010 focused on cost reductions. Under a new CEO, the emphasis will shift to improving revenue growth and cross-selling in 2011. Cascade Timberlands, our 70% owned land holdings in Oregon, has several transactions pending that could result in sales during 2011. Finally, American Blue Ribbon Holdings is 45% owned and includes the Village Inn, Bakers Square and Max & Erma's restaurant chains. American Blue Ribbon produced strong results in 2010 and we are excited about their prospects for 2011. We have a number of attractive companies and we are confident that they will continue to generate meaningful value for our shareholders over the next several years.

“The continued strength of our balance sheet and our liquidity position was a priority during 2010. In March, we amended and extended our existing credit facility, pushing the maturity date out to March 2013. During May, we also issued $300 million of 6.60% senior notes with a May 2017 maturity. The net proceeds more than pre-fund the $165 million of debt that matures in August of 2011. In October, our Board of Directors set a dividend payout target of 30% of 2010 net earnings for 2011 common stock dividends. The combination of the credit facility extension, the senior note issuance and the change in dividend policy enhances our longer-term liquidity profile, continues our strategy of conservatively managing our balance sheet and liquidity position during uncertain times and provides additional holding company financial flexibility throughout 2011.

“Despite the earnings strength in our title business and the earnings contribution from our investments and portfolio companies, FNF continues to trade below book value. During 2010, we repurchased nearly 9 million shares of stock for approximately $120 million, an average discount of nearly 15% to our year-end book value of $15.39. The majority of those shares, nearly 6 million, were repurchased in the fourth quarter of 2010. Additionally, our Board of Directors has approved a 5 million share increase to the existing stock repurchase program. The stock repurchase program now authorizes the company to repurchase up to 10 million shares of common stock through July 31, 2012.

“We are proud of our accomplishments in 2010. The title business produced its best earnings and pre-tax profit margin in a number of years. We generated more than $145 million in pre-tax gains from our investments and portfolio companies. We continued to strengthen our balance sheet, focusing on enhancing our longer-term liquidity profile. As always, we remain committed to our ultimate goal of continuing to create value for our shareholders.”

Conference Call
FNF will host a call with investors and analysts to discuss fourth quarter 2010 results on Friday, January 28, 2011, beginning at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 12:30 p.m. Eastern time on January 28, 2011, through February 4, 2011, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 187500.

About FNF
Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services, specialty insurance and information services. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business and is a leading provider of global human resources, payroll, benefits and payment solutions through a minority-owned subsidiary, Ceridian Corporation. More information about FNF can be found at www.fnf.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In millions, except per share amounts, order information, and fee per file)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Direct title premiums	$420.9	$353.2	$1,404.5	$1,475.3
Agency title premiums	654.4	638.2	2,236.7	2,452.3
Total title premiums	1,075.3	991.4	3,641.2	3,927.6
Escrow, title-related and other fees	359.0	323.5	1,326.3	1,352.9
Total title and escrow	1,434.3	1,314.9	4,967.5	5,280.5
Specialty insurance	93.5	89.4	391.6	366.0
Interest and investment income	35.3	41.6	144.5	154.5
Realized gains and losses	43.8	9.3	236.7	27.4
Total revenue	1,606.9	1,455.2	5,740.3	5,828.4
Personnel costs	436.6	389.4	1,610.1	1,649.8
Other operating expenses	325.3	319.5	1,269.6	1,343.5
Agent commissions	510.9	505.2	1,758.7	1,951.7
Depreciation and amortization	22.6	24.5	90.4	109.2
Claim loss expense	118.9	102.4	402.9	392.6
Interest expense	13.7	8.3	46.2	36.7
Total expenses	1,428.0	1,349.3	5,177.9	5,483.5
Earnings from continuing operations before taxes	178.9	105.9	562.4	344.9
Income tax expense	51.4	38.7	185.6	106.8
Earnings from continuing operations before equity investments	127.5	67.2	376.8	238.1
Earnings (loss) from equity investments	5.0	2.3	(1.2)	(11.7)
Net earnings from continuing operations	132.5	69.5	375.6	226.4
Loss from discontinued operations, net of tax	—	—	—	(1.9)
Net earnings	132.5	69.5	375.6	224.5
Non-controlling interests	1.7	0.2	5.5	2.2
Net earnings attributable to common shareholders	$130.8	$69.3	$370.1	$222.3
Earnings per share:
Net earnings from continuing operations and attributable to common shareholders - basic	$0.58	$0.30	$1.64	$0.99
Net earnings from continuing operations and attributable to common shareholders - diluted	$0.58	$0.30	$1.61	$0.97
Weighted average shares - basic	224.0	228.5	226.2	224.7
Weighted average shares - diluted	227.0	231.7	229.3	228.5
Direct operations orders opened	611,300	550,600	2,385,300	2,611,400
Direct operations orders closed	471,900	400,600	1,574,300	1,792,000
Fee per file	$1,369	$1,368	$1,387	$1,248
Actual title claims paid	$177.0	$148.9	$526.8	$388.1

 FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information)
(Unaudited)

Three Months Ended			Specialty	Corporate
December 31, 2010	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,527.8	$1,425.4	$93.5	$8.9
Interest and investment income	35.3	32.4	2.9	—
Realized gains and losses	43.8	44.5	0.5	(1.2)
Total revenue	1,606.9	1,502.3	96.9	7.7
Personnel costs	436.6	415.4	11.8	9.4
Other operating expenses	325.3	274.5	39.4	11.4
Agent commissions	510.9	510.9	—	—
Depreciation and amortization	22.6	20.5	1.4	0.7
Claim loss expense	118.9	73.7	45.2	—
Interest expense	13.7	0.1	—	13.6
Total expenses	1,428.0	1,295.1	97.8	35.1
Pretax earnings from continuing operations	178.9	207.2	(0.9)	(27.4)
Pretax margin	11.1%	13.8%	—	—
Open orders	611,300	611,300	—	—
Closed orders	471,900	471,900	—	—

Three Months Ended			Specialty	Corporate
December 31, 2009	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,404.3	$1,304.3	$89.4	$10.6
Interest and investment income	41.6	33.7	2.9	5.0
Realized gains and losses	9.3	9.0	0.4	(0.1)
Total revenue	1,455.2	1,347.0	92.7	15.5
Personnel costs	389.4	370.4	11.1	7.9
Other operating expenses	319.5	269.7	37.4	12.4
Agent commissions	505.2	505.2	—	—
Depreciation and amortization	24.5	22.7	1.2	0.6
Claim loss expense	102.4	68.0	34.4	—
Interest expense	8.3	0.2	—	8.1
Total expenses	1,349.3	1,236.2	84.1	29.0
Pretax earnings from continuing operations	105.9	110.8	8.6	(13.5)
Pretax margin	7.3%	8.2%	9.3%	—
Open orders	550,600	550,600	—	—
Closed orders	400,600	400,600	—	—

FIDELITY NATIONAL FINANCIAL, INC.
FULL-YEAR SEGMENT INFORMATION
(In millions, except order information)
(Unaudited)

Twelve Months Ended			Specialty	Corporate
December 31, 2010	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$5,359.1	$4,910.9	$391.6	$56.6
Interest and investment income	144.5	131.8	11.5	1.2
Realized gains and losses	236.7	110.7	1.2	124.8
Total revenue	5,740.3	5,153.4	404.3	182.6
Personnel costs	1,610.1	1,527.1	47.9	35.1
Other operating expenses	1,269.6	1,043.6	170.7	55.3
Agent commissions	1,758.7	1,758.7	—	—
Depreciation and amortization	90.4	83.8	4.4	2.2
Claim loss expense	402.9	248.9	154.0	—
Interest expense	46.2	0.3	—	45.9
Total expenses	5,177.9	4,662.4	377.0	138.5
Pretax earnings from continuing operations	562.4	491.0	27.3	44.1
Pretax margin	9.8%	9.5%	6.8%	24.2%
Open orders	2,385,300	2,385,300	—	—
Closed orders	1,574,300	1,574,300	—	—

Twelve Months Ended			Specialty	Corporate
December 31, 2009	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$5,646.5	$5,244.9	$366.0	$35.6
Interest and investment income	154.5	138.9	12.3	3.3
Realized gains and losses	27.4	27.0	1.9	(1.5)
Total revenue	5,828.4	5,410.8	380.2	37.4
Personnel costs	1,649.8	1,573.7	45.3	30.8
Other operating expenses	1,343.5	1,145.7	158.3	39.5
Agent commissions	1,951.7	1,951.7	—	—
Depreciation and amortization	109.2	101.3	5.1	2.8
Claim loss expense	392.6	264.7	127.9	—
Interest expense	36.7	0.8	—	35.9
Total expenses	5,483.5	5,037.9	336.6	109.0
Pretax earnings from continuing operations	344.9	372.9	43.6	(71.6)
Pretax margin	5.9%	6.9%	11.5%	—
Open orders	2,611,400	2,611,400	—	—
Closed orders	1,792,000	1,792,000	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	December 31, 2010	December 31, 2009
	(Unaudited)
Cash and investment portfolio	$4,939.2	$4,887.5
Goodwill	1,470.7	1,455.2
Title plant	390.8	407.5
Total assets	7,893.6	7,934.4
Notes payable	952.0	861.9
Reserve for claim losses	2,272.7	2,541.4
Secured trust deposits	388.4	373.3
Total equity	3,444.4	3,344.9
Book value per share	$15.39	$14.53

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